UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2018, Meritor, Inc. (“Meritor”) announced a realignment of its operating segments to further drive its long-term strategic objectives while also assigning new responsibilities as part of Meritor’s commitment to leadership development. The realignment includes the following appointments:

●

Joseph Plomin has been appointed senior vice president and president, Aftermarket & Trailer and Quality. Since January 2014, he served as senior vice president and president, International, at Meritor.

●

Robert Speed has been appointed senior vice president and president, Industrial, Engineering and Procurement. Since April 2015, he served as senior vice president and president, Aftermarket & Trailer and Chief Procurement Officer, at Meritor.

●	Chris Villavarayan has been appointed senior vice president and president, Global Truck. Since February 2014, he served as senior vice president and president, Americas, at Meritor.

The Company’s press release announcing the realignment of leadership is attached hereto as Exhibit 99-a and is incorporated herein by reference.

Meritor is currently reviewing Mr. Villavarayan’s compensation in connection with the foregoing and will disclose any material changes thereto in an amendment to this Form 8-K following their effectiveness.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99-a	Press Release dated January 18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: January 18, 2018	By:	/s/ April Miller Boise
April Miller Boise
Senior Vice President, Chief Legal Officer &
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99-a	Press Release dated January 18, 2018.